Exhibit 99.1

Scholar Rock Secures $50 million Debt Facility with Silicon Valley Bank and Oxford Finance

CAMBRIDGE, Mass.--(BUSINESS WIRE)--October 19, 2020--Scholar Rock(NASDAQ: SRRK), a clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced the closing of a $50 million debt facility with Silicon Valley Bank and Oxford Finance LLC, of which the first $25 million was funded at closing. Scholar Rock intends to use the proceeds for general corporate purposes, including the advancement of the Company’s pipeline and for pre-commercialization preparations.

“This non-dilutive financing strengthens Scholar Rock’s balance sheet as we advance our clinical programs and overall platform for patients affected by a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis, and anemia,” said Ted Myles, CFO & Head of Business Operations of Scholar Rock. “Importantly, this facility provides added financial and operational flexibility as we head into important clinical read-outs for SRK-015 in spinal muscular atrophy and SRK-181 in immuno-oncology.”

Scholar Rock’s approach to discovering and developing growth factor targeted drugs is fundamentally new and different from traditional approaches,” stated Christopher A. Herr, Senior Managing Director at Oxford Finance. “As the company looks towards potential late-stage development with upcoming clinical data, we are pleased to provide capital to support their vision of developing novel medicines.”

“Scholar Rock is an innovative biopharma company that is developing treatments for an array of diseases with high unmet medical needs and we are excited to expand our relationship to support their next phase of growth,” said Kate Walsh, Director of Life Science and Healthcare at Silicon Valley Bank.

Under the terms of the debt facility, the second $25 million tranche is available through December 31, 2021 upon dosing of the first patient in a Phase 3 trial for SRK-015 and dosing of the first patient in Part B of the DRAGON Phase 1 trial for SRK-181. The debt facility will mature on May 1, 2025 and requires interest only payments for the first two years.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, fibrosis and anemia. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platformfor the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, the Company intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path. For more information, please visit www.ScholarRock.com or follow Scholar Rock on Twitter (@ScholarRock) and LinkedIn (https://www.linkedin.com/company/scholar-rock/).

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and timing of its clinical trials for SRK-015, SRK-181, and other product candidates and its use of proceeds from its debt facility. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include changes in Scholar Rock’s ability to provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline, the data generated from Scholar Rock’s nonclinical and preclinical studies and clinical trials, and the impacts of public health pandemics such as COVID-19 on business operations and expectations, as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Contacts

Scholar Rock Contact:
Investors/Media
Catherine Hu
chu@scholarrock.com
917-601-1649

Media Contact:
The Yates Network
Kathryn Morris
kathryn@theyatesnetwork.com
914-204-6412